================================================================================


                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ----------------------


                                  FORM 8-K/A


                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


               Date of Report (Date of Earliest Event Reported):
                               November 1, 1999


                               AURORA FOODS INC.
            (Exact Name of Registrant as Specified in Its Charter)


                                   333-50681
                                   ---------
                            Commission File Number

           DELAWARE                                         94-3303521
           --------                                         ----------
(State or Other Jurisdiction of                (IRS Employer Identification No.)
         Incorporation)

                       456 Montgomery Street, Suite 2200
                           San Francisco, CA  94104
          (Address of Principal Executive Office, Including Zip Code)

                                (415) 982-3019
             (Registrant's Telephone Number, Including Area Code)

                                Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)

================================================================================

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.
---------------------------------------------

On November 1, 1999, Aurora Foods Inc. (the "Company") (NYSE: AOR), a leading producer and marketer of premium branded foods completed the acquisition (the "Acquisition") of substantially all of the assets of the Lender's(R) bagels business ("Lender's") from The Eggo Company ("Eggo"), a subsidiary of the Kellogg Company ("Kellogg's"). These assets include (i) Lender's(R) and associated trademarks, (ii) the manufacturing facilities located in Mattoon, IL and West Seneca, NY, plus substantially all of the equipment for the manufacture of Lender's(R) products currently located in Kellogg's West Haven, Connecticut facility, (iii) proprietary formulations for Lender's(R) products, (iv) other product specifications and customer lists and (v) rights under certain contracts, licenses, purchase orders and other arrangements and permits. The Company intends to use the acquired assets in its operation of the Lender's(R) business. The purchase price of approximately $275 million was based on arms' length negotiations between the Company and Eggo.

The Company financed the Acquisition and related costs with additional senior bank borrowings of $275 million. The additional senior secured bank debt was incurred under the Company's Fifth Amended and Restated Credit Agreement (the "Credit Agreement"). Pursuant to this amendment, The Chase Manhattan Bank acts as administrative agent for the lenders listed in the Credit Agreement.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION.


     (a) Financial Statements of the Business Acquired. The Statement of Acquired Assets and Liabilities as of December 31, 1998 (audited) and September 30, 1999 (unaudited) and the Statement of Operations for the year ended December 31, 1998 (audited) and nine months ended September 30, 1999 together with the report of independent accountants thereon are included on pages 5 through 17 herein.

     (b) Pro Forma Financial Information. The pro forma statement of operations of Aurora Foods Inc. for the year ended December 31, 1998 and the nine months ended September 30, 1999 and the pro forma balance sheet as of September 30, 1999 together with notes are included on pages 18 through 24 herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AURORA FOODS INC.
(Registrant)

By:    /s/ M. Laurie Cummings
       ----------------------
       M. Laurie Cummings
       Chief Financial Officer and Secretary

Date:

Item 7(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

The following financial statements of the Lender's (R) business of Kellogg's are included in item 7(a):

     Report of Independent Accountants                     7

     Financial Statements


          Statement of Acquired Assets and
          Liabilities as of September 30, 1999
          and December 31, 1998                            8

          Statement of Operations for the year
          ended December 31, 1998 and nine
          months ended September 30, 1999                  9

     Notes to the financial statements                   10-17

Lender's Bagels Business
(a wholly-owned subsidiary of
Kellogg Company)
Financial Statements
September 30, 1999 and
December 31, 1998

Lender's Bagels Business
(a wholly-owned subsidiary of
Kellogg Company)


Index to Financial Statements
--------------------------------------------------------------------------------

                                                                        Page
Report of independent accountants                                        7

Financial statements:

  Statement of acquired assets and liabilities as of
    September 30, 1999 and December 31, 1998                             8

  Statement of operations for the nine months
    ended September 30, 1999 and the year ended
    December 31, 1998                                                    9

  Notes to financial statements                                        10-17

                       Report of Independent Accountants

To the Board of Directors
and Shareholders of
Kellogg Company


In our opinion, the accompanying statement of acquired assets and liabilities and the related statement of operations of the Lender's Bagels Business (a wholly-owned subsidiary of Kellogg Company) (the "Company") present fairly, in all material respects, the acquired assets and liabilities at December 31, 1998, and the results of operations for the year ended December 31, 1998, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


January 5, 2000
Battle Creek, Michigan

Lender's Bagels Business
(a wholly-owned subsidiary of
Kellogg Company)

Statement of Acquired Assets and Liabilities
(amounts in thousands)
-----------------------------------------------------------------------------

                                                                            September 30,
                                                                                 1999             December 31,
                                                                             (Unaudited)             1998
Current assets:
Inventories                                                                  $    12,257           $    13,341
                                                                             -----------           -----------
     Total current assets                                                         12,257                13,341
                                                                             -----------           -----------
Property, net                                                                     64,722                68,022
Other assets                                                                     315,305               324,560
                                                                             -----------           -----------
                                                                                 380,027               392,582
                                                                             -----------           -----------
     Total assets                                                            $   392,284           $   405,923
                                                                             ===========           ===========
Current liabilities:
Accrued salaries and wages                                                   $       172           $        66
Accrued vacation                                                                     963                   910
Accrued advertising and promotion                                                  9,098                 8,759
Other                                                                                132                   140
                                                                             -----------           -----------
     Total current liabilities                                                    10,365                 9,875
                                                                             -----------           -----------
Employee benefits                                                                  2,241                 2,005
                                                                             -----------           -----------
     Total liabilities                                                            12,606                11,880
                                                                             -----------           -----------
     Net assets                                                              $   379,678           $   394,043
                                                                             ===========           ===========

See accompanying notes to financial statements

Lender's Bagels Business
(a wholly-owned subsidiary of
Kellogg Company)

Statement of Operations
(amounts in thousands)
-------------------------------------------------------------------------------

                                                                           For the
                                                                         Nine Months
                                                                            Ended
                                                                         September 30,          Year Ended
                                                                             1999               December 31,
                                                                          (Unaudited)              1998
Net sales                                                                 $  139,994              $  181,864
Costs of goods sold                                                           80,868                 109,033
                                                                          ----------              ----------
     Gross profit                                                             59,126                  72,831

Selling and administrative expense                                            11,398                  17,031
Advertising and promotion expense                                             31,382                  51,856
Amortization expense                                                           9,169                  12,225
                                                                          ----------              ----------
     Income (loss) before income taxes                                         7,177                  (8,281)

Income tax expense (benefit)                                                   2,684                  (3,097)
                                                                          ----------              ----------

     Net income (loss)                                                    $    4,493              $   (5,184)
                                                                          ==========              ==========


See accompanying notes to financial statements

Lender's Bagels Business
(a wholly-owned subsidiary of
Kellogg Company)

Notes to Financial Statements (amounts in thousands)
--------------------------------------------------------------------------------

1.   Summary of Significant Accounting Policies

     Basis of Presentation

     On November 1, 1999, Kellogg Company ("Kellogg") sold certain assets and the related business of Lender's Bagels brand ("Lender's Bagels Business" or the "Business") to Aurora Foods, Inc. ("Aurora"). The Lender's Bagels Business produces bagels at manufacturing facilities located in Mattoon, Illinois and West Seneca, New York. The accompanying Statement of Acquired Assets and Liabilities as of September 30, 1999 and December 31, 1998 includes only those assets of the Business which will be transferred to Aurora in accordance with the Asset Purchase Agreement dated as of September 24, 1999. The accompanying Statement of Operations for the nine-months ended September 30, 1999 and for the year ended December 31, 1998 includes the results of operations attributed to certain assets not being transferred to Aurora. The accompanying financial statements do not reflect the impact of the transaction described above.

     Kellogg does not account for the Lender's Bagels Business as a separate entity. Accordingly, the information included in the accompanying statements have been obtained from Kellogg's consolidated financial records. The Statement of Operations includes allocations of certain Kellogg selling and administrative expenses as discussed in Note 2. Kellogg's management believes the allocations are reasonable; however, these allocated expenses are not necessarily indicative of expenses that would have been incurred by the Lender's Bagels Business on a stand-alone basis.

     Acquired assets and liabilities and the results of operations of the Lender's Bagels Business are presented in the accompanying statements in accordance with accounting principles generally accepted in the United States. The unaudited information for the nine-month period ended September 30, 1999 contains all adjustments, consisting only of normal recurring items, necessary for a consistent presentation of the results of operations for the nine-month period. Results of operations for interim periods are not necessarily indicative of results to be expected for an entire year.

2.   Summary of Significant Accounting Policies

     Inventories

     Inventories are valued at the lower of costs (principally average) or market with cost determined using the first-in, first-out method.

     Costs of Goods Sold

     Cost is primarily determined by the average cost method. The cost of products sold includes allocations of costs to the Lender's Bagels Business activities, including warehousing, utilities, insurance, and employee costs. These costs are allocated to the Lender's Bagels Business based primarily on gross sales, number of employees, usage, and square footage.

Lender's Bagels Business
(a wholly-owned subsidiary of
Kellogg Company)

Notes to Financial Statements (amounts in thousands)
--------------------------------------------------------------------------------

2.   Summary of Significant Accounting Policies (continued)

     Advertising and Promotion Expense

     Advertising and promotion expense represents specifically identified promotional, advertising, and other marketing expenses related to the Lender's Bagels Business. The costs of advertising are generally expensed as incurred. Advertising expense for the nine months ended September 30, 1999 and the year ended December 31, 1998 was $1,647 and $19,549, respectively.

     Revenue Recognition

     The Business recognizes revenue upon shipment to customers. Revenues are presented net of cash discounts and certain marketing allowances.

     Selling and Administrative Expense

     Certain selling and administrative expenses are specifically identifiable and others are allocated to the Lender's Bagels Business, primarily based upon gross sales, an estimate of actual time and effort spent, number of employees, or square footage. Such allocated expenses represent those charges that are attributable to the Lender's Bagels Business and include expenses such as human resources, research and development, finance and accounting, information technology, selling, and other general administrative expenses.

     The Lender's Bagels Business is operated as a subsidiary of Kellogg and, as such, the Business benefits from its association with a much larger organization. Certain administrative and other services are provided to the Lender's Bagels Business that are not directly attributable or specifically identifiable to the Business and, therefore, are excluded from direct selling, administrative, and other expenses in the accompanying statements. Such expenses primarily include Kellogg's corporate related expenses such as selling, executive compensation, accounting, and general corporate expenses.

     Property, Plant and Equipment

     Property, plant and equipment are stated at cost. Expenditures for additions and improvements are capitalized and costs for repairs and maintenance are charged to operations as incurred.

     Depreciation expense for the nine months ended September 30, 1999 and the year ended December 31, 1998 was $4,184 and $5,197, respectively.

     Income Taxes

     The taxable income or loss of the Lender's Bagels Business was included in the consolidated tax return of Kellogg Company. Separate income tax returns were not prepared or filed for the Lender's Bagels Business. Income tax benefits resulting from tax losses of the Business have been realized by Kellogg in its consolidated income tax return. The calculation of tax provisions requires certain assumptions, allocations and estimates which management believes are reasonable to accurately reflect tax reporting for the Business as a stand-alone entity.

Lender's Bagels Business
(a wholly-owned subsidiary of
Kellogg Company)

Notes to Financial Statements (amounts in thousands)
--------------------------------------------------------------------------------

2.   Summary of Significant Accounting Policies (continued)

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.   Intangible Assets

     On December 16, 1996, Kellogg Company purchased certain assets and liabilities of the Lender's Bagels Business from Kraft Foods, Inc. for $466 million in cash, including related acquisition costs. The acquisition was accounted for as a purchase. Intangible assets included in the allocation of the purchase price consisted of goodwill and trademarks of $329 million and non-compete covenants of $20 million. The goodwill and trademarks are being amortized over 40 years and the non-compete covenants are being amortized over 5 years.

4.   Related Party Transactions

     The financial statements include significant transactions with Kellogg Company involving functions and services that were provided to the Lender's Bagels Business. These services include information systems support, certain centralized accounting functions, legal services, benefits administration, quality control, executive office and facilities. The costs of these functions, included in selling and administrative expenses, approximated $9,375 and $13,898 for the nine months ended September 30, 1999 and the year ended December 31, 1998, respectively.

     In conjunction with the sale of the Lender's Bagels Business, transitional service agreements have been executed between Kellogg and Aurora which provide for continuation of certain accounting, human resource, and computer and administrative services for a limited period of time. These agreements expire in 2000 and are generally cancelable by Aurora upon 30 days notice.

Lender's Bagels Business
(a wholly-owned subsidiary of
Kellogg Company)

Notes to Financial Statements (amounts in thousands)
--------------------------------------------------------------------------------

5.   Income Taxes

     The differences between the U.S. Federal statutory tax rate and the Company's effective tax rate is as follows:

                                                              Nine Months
                                                                Ended
                                                             September 30,
                                                                 1999                 December 31,
                                                              (Unaudited)                1998
     U.S. statutory rate                                           35.0%                   (35.0)%
     State income taxes, net of federal tax                         2.4%                    (2.4)%
                                                              ---------                ---------
     Effective income tax rate                                     37.4%                   (37.4)%
                                                              =========                =========

6.   Employee Benefits

     Pension Benefits

     Employees of the Business participate in the Kellogg Company pension plan, which provides retirement benefits for its employees. Benefits are generally negotiated amounts for each year of service. Plan funding strategies are influenced by tax regulations.

Lender's Bagels Business
(a wholly-owned subsidiary of
Kellogg Company)

Notes to Financial Statements (amounts in thousands)
--------------------------------------------------------------------------------

6.   Employee Benefits (continued)

     The components of pension expense are as follows:

                                                                               Nine Months
                                                                                  Ended
                                                                               September 30,             Year Ended
                                                                                   1999                  December 31,
                                                                                (Unaudited)                 1998
     Service cost                                                                $      829               $      908
     Interest cost                                                                      217                      185
     Expected return on plan assets                                                    (350)                    (173)
     Recognized losses                                                                   25                       16
                                                                                 ----------               ----------
          Total pension expense                                                  $      721               $      936
                                                                                 ==========               ==========

     The weighted average actuarial assumptions are as follows:

                                                                               Nine Months
                                                                                   Ended
                                                                               September 30,             Year Ended
                                                                                   1999                  December 31,
                                                                                (Unaudited)                 1998
     Discount rate                                                                    7.7%                    7.0%
     Long-term rate of compensation increase                                          5.0%                    5.0%
     Long-term rate of return on plan assets                                         10.5%                   10.5%

     In accordance with the Asset Purchase Agreement, no assets or liabilities related to these pension plans are being acquired by Aurora.

Lender's Bagels Business
(a wholly-owned subsidiary of
Kellogg Company)

Notes to Financial Statements (amounts in thousands)
--------------------------------------------------------------------------------

6.   Employee Benefits (continued)

     Non-Pension Postretirement Benefits

     The Business provides health care and other benefits to substantially retired employees, their covered dependents, and beneficiaries. Generally, employees are eligible for these benefits when one of the following service/age requirements is met; 30 years and any age; 20 years and age 55;5 years and age 62. Plan assets consist primarily of equity securities with smaller holdings of bonds.

     Components of postretirement benefits is as follows:


                                            Nine Months
                                               Ended
                                            September 30,     Year Ended
                                                1999          December 31,
                                             (Unaudited)          1998

     Service cost                            $ 351               $  439
     Interest cost                             235                  365
     Recognized loss (gain)                    (33)                  46
                                             -----               ------
     Postretirement benefit expense          $ 553               $  850
                                             =====               ======

     The weighted average actuarial assumptions are as follows:


                                Nine Months
                                   Ended
                                September 30,            Year Ended
                                    1999                 December 31,
                                 (Unaudited)                1998

     Discount rate                  7.8 %                   7.0 %

Lender's Bagels Business
(a wholly-owned subsidiary of
Kellogg Company)

Notes to Financial Statements (amounts in thousands)
--------------------------------------------------------------------------------

6.   Employee Benefits (continued)

     The aggregate change in accumulated postretirement benefits obligation, change in plan assets, and funded status is as funded status is as follows:

                                                                     Nine Months
                                                                       Ended
                                                                    September 30,       Year Ended
                                                                       1999             December 31,
                                                                    (Unaudited)            1998
     Accumulated benefit obligation at beginning of year              $ 2,138             $ 1,864
     Service cost                                                         161                 153
     Interest cost                                                        112                 137
     Net acturial loss (gain)                                             958                 (16)
                                                                      -------             -------

          Accumulated benefit obligation at end of year               $ 3,369             $ 2,138
                                                                      =======             =======

     The postretirement benefit obligation of the Business is unfunded as of September 30, 1999 and December 31, 1998.

                                                               September 30,
                                                                   1999           December 31,
                                                                (Unaudited)          1998
     Funded status                                               $(3,369)           $(2,138)
     Unrecognized net loss                                         1,128                133
                                                                 -------            -------

          Accrued postretirement benefit cost                    $(2,241)           $(2,005)
                                                                 =======            =======

     The assumed health care cost trend rate was 6.0% for 1999 and 7.0% for 1998, decreasing gradually to 5.0% by 2003 and remaining at that level thereafter. These trend rates reflect the company's prior experience and management's expectations that the future rates will decline. A one percentage point change in assumed health care cost trend rates would have the following effects:


                                                                       September 30,
                                                                          1999              December 31,
                                                                       (Unaudited)              1998
     Effect on total of service and interest cost components                $   68          $    73
     Effect on postretirement benefit obligation                            $  768          $   536

Lender's Bagels Business
(a wholly-owned subsidiary of
Kellogg Company)

Notes to Financial Statements (amounts in thousands)
--------------------------------------------------------------------------------

7.  Supplemental Financial Statement Data

                                                   September 30,
                                                       1999           December 31,
                                                    (Unaudited)          1998
Raw materials and supplies                            $   5,040       $   5,167
Finished goods and materials in process                   7,217           8,174
                                                      ---------       ---------
     Inventories                                         12,257          13,341
                                                      ---------       ---------
Land                                                      1,469           1,469
Buildings                                                14,526          14,324
Machinery and equipment                                  62,489          60,165
Construction-in-progress                                    836           2,196
Accumulated depreciation                                (14,598)        (10,132)
                                                      ---------       ---------
     Property, net                                       64,722          68,022
                                                      ---------       ---------
Goodwill                                                179,239         179,239
Trademarks                                              150,000         150,000
Covenant-not-compete                                     20,000          20,000
Accumulated amortization                                (33,934)        (24,679)
                                                      ---------       ---------
     Other assets, net                                $ 315,305       $ 324,560
                                                      =========       =========

ITEM 7(b):      PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma financial statements of the Company are based on the audited and unaudited historical financial statements of (i) the Company,
(ii) Van de Kamp's, Inc. which merged with the Company on April 8, 1998 (the "Merger"), (iii) the Duncan Hines business and (iv) the Lender's (R) bagel business, acquired by the Company on November 1, 1999. The audited historical financial statements of the Company are incorporated by reference to the financial statements of the Company and notes thereto included in the annual report on Form 10-K of Aurora Foods Inc. for the year ended December 31, 1998. The unaudited historical financial statements of Van de Kamp's, Inc. for the three months ended March 31, 1998 and the Duncan Hines business are incorporated by reference to the Company's Form S-1/A, filed June 29, 1998 for the Company's initial sale of common stock to the public (the "Equity Offering"). The audited historical financial statements of Kellogg's Lender's (R) bagel business are included elsewhere in this Form 8-K/A.

The unaudited pro forma statement of operations for the year ended December 31, 1998 has been prepared to give effect to (i) the Merger, (ii) the Equity Offering, (iii) the Duncan Hines Acquisition, (iv) the Company's sale of $200 million aggregate principal amount of 8 3/4% senior subordinated notes due 2008 for which the proceeds were used to retire Van de Kamp's Inc. senior and subordinate outstanding debt, (the "Refinancings"), in reference to Form S-4 filed by the Company on July 21, 1998 and (v) the Acquisition as if each had occurred on January 1, 1998. The unaudited pro forma statement of operations for the nine month period ended September 30, 1999 and the unaudited pro forma balance sheet has been prepared to give effect to the Acquisition as if it occurred on January 1, 1999 and as of September 30, 1999, respectively.

The pro forma financial information reflects pro forma adjustments that are based upon available information and which the Company believes are reasonable. The pro forma financial information does not necessarily reflect the results of operations or financial position of the Company that actually would have resulted had the transaction, which pro forma effect is given, been consummated as of the date or for the period indicated.

                               AURORA FOODS INC.
                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1998
                                (In thousands)



                                                                 Aurora         Duncan Hines       Van de Kamp's      Van de Kamp's
                                                               Year Ended       Stub Period      Inc. Stub Period     Three Months
                                                              December 31,     January 1 - 15,     April 1 - 8,      Ended March 31
                                                                  1998              1998              1998                 1998
                                                              -----------      ---------------   ----------------   ---------------
                                                               (audited)         (unaudited)       (unaudited)         (unaudited)
Net sales                                                     $   789,193       $     4,951       $     6,839          $   145,267
Cost of goods sold                                                317,547             3,322             2,845               54,371
                                                              -----------       -----------       -----------          -----------
      Gross profit                                                471,646             1,629             3,994               90,896
                                                              -----------       -----------       -----------          -----------

Brokerage, distribution and marketing expenses:
      Brokerage and distribution                                   74,703                                 726               13,542
      Trade promotions                                            173,467                               2,148               41,621
      Consumer marketing                                           56,683               333               493               12,638
                                                              -----------       -----------       -----------          -----------
Total brokerage, distribution and marketing expenses              304,853               333             3,367               67,801

Amortization of goodwill and other intangibles                     30,048                                 298                3,202
Selling, general and administrative expenses                       25,043               144               544                4,594
Incentive plan expense                                             56,583                                                   69,000
Transition expenses                                                10,357                                                        0
                                                              -----------       -----------       -----------          -----------
Total operating expenses                                          426,884               477             4,209              144,597
                                                              -----------       -----------       -----------          -----------

      Operating income (loss)                                      44,762             1,152              (215)             (53,701)

Interest expense,net                                               64,487                                                    7,249
Amortization of deferred financing expense                          1,872                                                      472
Other bank and financing expenses                                     263                                                       44
                                                              -----------       -----------       -----------          -----------

(Loss) income before income taxes and extraordinary item          (21,860)            1,152              (215)             (61,466)

Income tax expense (benefit)                                       14,306                                                  (19,464)
                                                              -----------       -----------       -----------          -----------

      Net (loss) income before extraordinary item             $   (36,166)      $     1,152       $      (215)         $   (42,002)
                                                              ===========       ===========       ===========          ===========

Basic and diluted (loss) per share before
      extraordinary item                                      $      (.54)
                                                              ===========

Weighted average number of shares outstanding                      67,000
                                                              ===========

Pro forma as adjusted basic and diluted (loss) per share before extraordinary item

Pro forma as adjusted weighted average number of shares outstanding



                                                            Pro Forma Adjustments
                                                              for Merger, Equity                             Lender's(R)
                                                               Offering, Duncan                              Year Ended
                                                              Hines Acquisition         Company              December 31,
                                                               and Refinancings        Pro Forma                1998
                                                            ----------------------    -----------          --------------
                                                                 (unaudited)          (unaudited)            (audited)

Net sales                                                          $     734 (a)      $   946,984          $   181,864
Cost of goods sold                                                      (316)(b)          377,769              109,033
                                                                 -----------          -----------          -----------
      Gross profit                                                     1,050              569,215               72,831
                                                                 -----------          -----------          -----------

Brokerage, distribution and marketing expenses:
      Brokerage and distribution                                         647 (c)           89,618
      Trade promotions                                                   548 (a)          217,784               32,307
      Consumer marketing                                                  89 (a)           70,236               19,549
                                                                 -----------          -----------          -----------
Total brokerage, distribution and marketing expenses                   1,284              377,638               51,856

Amortization of goodwill and other intangibles                           557 (d)           34,105               12,225
Selling, general and administrative expenses                                               30,325               17,031
Incentive plan expense                                                (4,260)(e)           121,323
Transition expenses                                                                        10,357
                                                                 -----------          -----------          -----------
Total operating expenses                                              (2,419)             573,748               81,112
                                                                 -----------          -----------          -----------

      Operating income (loss)                                          3,469               (4,533)              (8,281)

Interest expense,net                                                 (14,228)(f)           57,508
Amortization of deferred financing expense                               145 (f)            2,489
Other bank and financing expenses                                                             307
                                                                 -----------          -----------          -----------

(Loss) income before income taxes and extraordinary item              17,552              (64,837)              (8,281)

Income tax expense (benefit)                                          27,470 (g)           22,312               (3,097)
                                                                 -----------          -----------          -----------

      Net (loss) income before extraordinary item                $    (9,918)         $   (87,149)         $    (5,184)
                                                                 ===========          ===========          ===========

Basic and diluted (loss) per share before extraordinary item

Weighted average number of shares outstanding

Pro forma as adjusted basic and diluted (loss) per share before extraordinary item

Pro forma as adjusted weighted average number of shares outstanding

                                                                  Pro Forma
                                                                 Adjustments               Company
                                                               for Lender's(R)            Pro Forma
                                                                 Acquisition             As Adjusted
                                                               ---------------         --------------
                                                                 (unaudited)             (unaudited)
Net sales                                                             24,834 (h)        $ 1,153,682
Cost of goods sold                                                   (23,451)(i)            463,351
                                                                 -----------            -----------
      Gross profit                                                    48,285                690,331
                                                                 -----------            -----------

Brokerage, distribution and marketing expenses:
      Brokerage and distribution                                      49,572 (h,i,j)        139,190
      Trade promotions                                                (9,046)(k)            241,045
      Consumer marketing                                               9,046 (k)             98,831
                                                                 -----------            -----------
Total brokerage, distribution and marketing expenses                  49,572                479,066

Amortization of goodwill and other intangibles                        (7,496)(l)             38,834
Selling, general and administrative expenses                          (4,206)(m,j)           43,150
Incentive plan expense                                                                      121,323
Transition expenses                                                                          10,357
                                                                 -----------            -----------
Total operating expenses                                              37,870                692,730
                                                                 -----------            -----------

      Operating income (loss)                                         10,415                 (2,399)

Interest expense,net                                                  23,733 (n)             81,241
Amortization of deferred financing expense                               881 (n)              3,370
Other bank and financing expenses                                                               307
                                                                 -----------            -----------

(Loss) income before income taxes and extraordinary item             (14,199)               (87,317)

Income tax expense (benefit)                                          (5,814)(o)             13,401
                                                                 -----------            -----------

      Net (loss) income before extraordinary item                $    (8,384)           $  (100,717)
                                                                 ===========            ===========

Basic and diluted (loss) per share before extraordinary item

Weighted average number of shares outstanding

Pro forma as adjusted basic and diluted (loss) per share
      before extraordinary item                                                         $     (1.50)
                                                                                        ===========
Pro forma as adjusted weighted average number of shares
      outstanding                                                                            67,000
                                                                                        ===========


                                AURORA FOODS INC.
                   NOTES TO PRO FORMA STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1998
                             (Dollars in thousands)


                      Pro Forma Adjustments for Merger, Equity Offering, Duncan Hines Acquisition and Refinancings
                      --------------------------------------------------------------------------------------------

       a              Adjustment to net sales reflect the following:
                      ---------------------------------------------
                      Reclassification of trade spending expense, netted against sales by P&G, to trade
                         promotions                                                                                       $     548
                      Reclassification of cash discounts, netted against sales by P&G, to brokerage and
                         distribution                                                                                            97
                      Reclassification of coupon expense, netted against sales by P&G, to consumer
                         marketing                                                                                               89
                                                                                                                          ----------
                                                                                                                          $     734
                                                                                                                          ==========
       b              Adjustment to cost of goods sold reflect the following:
                      ---------------------------------------------
                      Reclassification of warehousing and shipping expense, included in cost of goods sold by
                         P&G, to brokerage and distribution                                                               $    (158)
                      Reclassification of delivery expense, included in cost of goods sold by P&G, to
                         brokerage and distribution                                                                            (233)
                      Depreciation (1)                                                                                           75
                                                                                                                          ----------
                                                                                                                          $    (316)
                                                                                                                          ==========
                      --------------------------------------------------------------------------------------------------------------
                      (1) Represents adjustment to reflect pro forma depreciation expense based on acquired machinery and equipment at fair market value and estimated remaining useful lives.

       c              Adjustment reflects (i) brokerage expense for the January 1 - 15, 1998 period at the contractual rates which the Company will be charged under its existing contracts with its broker network for the sale of Duncan Hines products, and (ii)the reclassification of cash discounts of $0.1 million, warehousing and shipping expense of $0.2 million and delivery expense of $0.2 million from (a) and (b) above.

       d              Reflects goodwill amortization expense as a result of the Merger and the Duncan Hines
                      Acquisition. Goodwill will be amortized over a forty year period and intangibles will be amortized over periods ranging from five to forty years.

       e              Reflects an adjustment to incentive plan expense based on the value of the Company at the Equity
                      Offering.

       f              The adjustment to interest expense and amortization of deferred financing costs reflects the pro forma debt levels and applicable interest rates as if the Duncan Hines Acquisition and Refinancings had occurred January 1, 1998.

       g              Reflects an adjustment to the income tax provision, based upon the Company's effective rate from continuing operations for the year ended December 31, 1998.

                      Pro Forma Adjustments for Acquisition
                      -------------------------------------
       h              Adjustments to net sales reflect the reclassification of distribution fees and cash discounts, netted against sales by Kellogg's, to brokerage and distribution

       I              Adjustments to cost of goods sold reflect the following:
                      -------------------------------------------------------
                      Adjustment to exclude the manufacturing overhead costs of the Kellogg's plant, which was allocated to the Lender's (r) bagel business by Kellogg's and not acquired
                         by the Company                                                                                   $  (5,000)
                      Depreciation (1)                                                                                        2,081
                      Reclassification of freight and warehousing, included in cost of goods sold by
                         Kellogg's, to brokerage and distribution                                                           (20,532)
                                                                                                                          ----------
                                                                                                                          $ (23,451)
                                                                                                                          ==========

                      --------------------------------------------------------------------------------------------------------------
                      (1) Represents adjustment to reflect pro forma depreciation expense based on acquired machinery and equipment at fair market value and estimated remaining useful lives.

       j              Reclassification of broker commissions, included in selling, general and administrative expenses by Kellogg's, to brokerage and distribution in the amount of $4,206.

       k              Reclassification of consumer marketing, included in trade promotions by Kellogg's, to consumer marketing.

       l              Reflects adjustment to goodwill and intangibles amortization expense (see pro forma adjustment
                      (a) per the pro forma balance sheet).

       m              Although not reflected in the pro forma statement of operations, the Company anticipates annual savings of approximately $9.8 million as a result of the elimination of redundant administrative functions by consolidating the Lender's (R) bagel business with the frozen foods division in St. Louis.

       n              The adjustment to interest expense and amortization of deferred financing costs reflects the pro forma as adjusted debt levels and applicable interest rates as if the Acquisition had occurred January 1, 1998.

       o              Reflects an adjustment to the income tax provision, based upon the Company's effective rate from continuing operations for the year ended December 31, 1998.


                               AURORA FOODS INC.
                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                                (In thousands)


                                                             Aurora             Lender's
                                                           Nine Months         Nine Months
                                                              Ended              Ended
                                                           September 30,      September 30,         Pro Forma          Pro Forma
                                                              1999                1999             Adjustments        As Adjusted
                                                         ----------------    ---------------     ---------------    ---------------
                                                           (unaudited)         (unaudited)         (unaudited)        (unaudited)
Net sales                                                  $ 721,036          $ 139,994             19,395 (a)        $ 880,425
Cost of goods sold                                           292,467             80,868            (18,456)(b)          354,879
                                                           ----------         ----------           --------           ----------
               Gross profit                                  428,569             59,126             37,851              525,546
                                                           ----------         ----------           --------           ----------

Brokerage, distribution and marketing expenses:
               Brokerage and distribution                     69,289                                21,811 (a,b,c)       91,100
               Trade promotions                              152,687             29,735             (8,326)(d)          174,096
               Consumer marketing                             54,039              1,647              8,326 (d)           64,012
                                                           ----------         ----------           --------           ----------
Total brokerage, distribution and marketing expenses         276,015             31,382             21,811              329,208

Amortization of goodwill and other intangibles                26,896              9,169             (5,662)(e)           30,403
Selling, general and administrative expenses                  23,315             11,398             (2,416)(c,f)         32,297
Transition expenses                                            9,478                  _                                   9,478
                                                           ----------         ----------           --------           ----------
Total operating expenses                                     335,704             51,949             13,733              401,386
                                                           ----------         ----------           --------           ----------

               Operating income                               92,865              7,177             24,118              124,160

Interest expense, net                                         47,130                                17,799 (g)           64,929
Amortization of deferred financing expense                     1,380                                   661 (g)            2,041
Other bank and financing expenses                                222                                                        222
                                                           ----------         ----------           --------           ----------

Income before income taxes                                    44,133              7,177              5,658               56,968

Income tax expense                                            17,182              2,684              2,549 (h)           22,415
                                                           ----------         ----------           --------           ----------

               Net income                                  $  26,951          $   4,493            $ 3,109             $ 34,553
                                                           ==========         ==========           ========           ==========

Basic and diluted earnings per share                       $    0.40

Weighted average number of shares outstanding                 67,021

Pro forma as adjusted basic and diluted earnings
               per share                                                                                               $   0.52

Pro forma as adjusted weighted average number of shares
               outstanding                                                                                               67,021

                               AURORA FOODS INC.
                  NOTES TO PRO FORMA STATEMENT OF OPERATIONS
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                            (Dollars in thousands)



                     Pro Forma Adjustments for Acquisition
                     -------------------------------------
      a              Adjustments to net sales reflect the reclassification of distribution fees and cash discounts, netted against sales by Kellogg's, to brokerage and distribution

      b              Adjustments to cost of goods sold reflect the following:
                     -------------------------------------------------------
                     Adjustment to exclude the manufacturing overhead costs of the Kellogg's plant, which was allocated to the Lender's (r) bagel business by Kellogg's and not acquired
                        by the Company                                                                                      $(3,750)
                     Depreciation (1)                                                                                         1,560
                     Reclassification of freight and warehousing, included in cost of goods sold by
                        Kellogg's, to brokerage and distribution                                                            (16,266)
                                                                                                                       -------------
                                                                                                                           $(18,456)
                                                                                                                       =============
                      --------------------------------------------------------------------------------------------------------------
                      (1) Represents adjustment to reflect pro forma depreciation expense based on acquired machinery and equipment at fair market value and estimated remaining useful lives.

      c               Reclassification of broker commissions, included in selling, general and administrative expenses by Kellogg's, to brokerage and distribution in the amount of $2,416.

      d               Reclassification of consumer marketing, included in trade promotions by Kellogg's, to consumer marketing.

      e               Reflects adjustment to goodwill and intangibles amortization expense (see pro forma adjustment
                      (a) per the pro forma balance sheet).

      f               Although not reflected in the pro forma statement of operations, the Company anticipates annual savings of approximately $9.8 million as a result of the elimination of redundant administrative functions by consolidating the Lender's(R) bagel business with the frozen foods division in St. Louis.

      g               The adjustment to interest expense and amortization of deferred financing costs reflects the pro forma as adjusted debt levels and applicable interest rates as if the Acquisition had occurred January 1, 1999.

      h               Reflects an adjustment to the income tax provision at an effective rate of 39.5%, based upon the Company's effective rate for the year ended December 31, 1999.

                               AURORA FOODS INC.
                       UNAUDITED PRO FORMA BALANCE SHEET
                           AS OF SEPTEMBER 30, 1999
                            (Dollars in thousands)

                                                                                  Pro Forma
                                                                                Adjustments for           Company
                                                                                the Lender's (R)         Pro Forma
                                                   Aurora      Lender's (R)       Acquisition           As Adjusted
                                                   ------      -----------      ---------------         -----------
ASSETS                                           (unaudited)   (unaudited)        (unaudited)           (unaudited)
    Cash and cash equivalents                    $       376                                            $        376
    Accounts receivable, net                         154,978                                                 154,978
    Inventories                                       96,862       12,257                                    109,119
    Prepaid expenses and other assets                 16,746                                                  16,746
    Current deferred tax assets                       25,755                                                  25,755
                                                 -----------   ----------       ---------------         ------------
                  Total current assets               294,717       12,257                     -              306,974

    Property, plant and equipment, net               166,183       64,722                31,095 (a)          262,000
    Goodwill and other intangibles, net            1,121,598      315,305              (127,665)(a)        1,309,238
    Other assets                                      31,299            -                 6,796 (b)           38,095
                                                 -----------   ----------       ---------------         ------------
                  Total assets                   $ 1,613,797   $  392,284       $       (89,774)        $  1,916,307
                                                 ===========   ==========       ===============         ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Current portion of senior secured term debt  $    22,756                              2,752 (c      $     25,508
    Senior secured revolving debt facility           132,350                              5,989 (d)          138,339
    Accounts payable                                  72,051                                                  72,051
    Accrued liabilities                               33,656       10,365                 8,915 (e)           52,936
                                                 -----------   ----------       ---------------         ------------
                  Total current liabilities          260,813       10,365                17,656              288,834

    Non-current deferred tax liabilities              40,055                                                  40,055
    Other liabilities                                      -        2,241                                      2,241
    Senior secured revolving debt facility                 -                                                       0
    Senior secured term debt                         279,573                            272,248 (c)          551,821
    Senior subordinated notes                        402,099                                                 402,099
                                                 -----------   ----------       ---------------         ------------
                  Total liabilities                  982,540       12,606               289,904            1,285,050
                                                 -----------   ----------       ---------------         ------------
Stockholders' equity:
    Common stock                                         670                                                     670
    Paid-in-capital                                  648,100      379,678              (379,678) (f)         648,100
    Promissory notes                                    (322)                                                   (322)
    (Accumulated deficit)                            (17,191)                                                (17,191)
                                                 -----------   ----------       ---------------         ------------
                  Total stockholders' equity         631,257      379,678              (379,678)             631,257
                                                 -----------   ----------       ---------------         ------------
Total liabilities and stockholders' equity       $ 1,613,797   $  392,284       $       (89,774)        $  1,916,307
                                                 ===========   ==========       ===============         ============

                               AURORA FOODS INC.
                       NOTES TO PRO FORMA BALANCE SHEET
                           AS OF SEPTEMBER 30, 1999

a    Reflects the excess or lower of cost relative to book value of the Lender's
     (r) assets acquired in connection with the Acquisition. The assets have been recorded at fair market value, including costs of transportation, installation and set-up. Goodwill will be amortized on a straight line basis over a forty year period and other intangibles will be amortized on a straight line basis over periods ranging from ten to fifteen years.


b Reflects the deferred financing costs incurred in connection with the financing related to the Acquisition.

c Represents the current and long-term portions of the $275 million in additional senior secured debt incurred to finance the Acquisition.

d    Reflects the additional cash required to fund the Acquisition.

e Reflects an accrual for costs to be incurred in connection with the installation of Lender's (r) equipment in the Mattoon, Illinois plant.

f Reflects the reduction of the seller's equity as a result of the Acquisition.